UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2016

ALPHA NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32331	42-1638663
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

One Alpha Place, P.O. Box 16429,
Bristol, VA 24209
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (276) 619-4410

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

As previously disclosed in the Current Report on Form 8-K filed by Alpha Natural Resources, Inc. (the “Registrant”) on August 3, 2015, the Registrant and certain of its subsidiaries filed voluntary petitions in the United States Bankruptcy Court for the Eastern District of Virginia for relief under the provisions of chapter 11 of title 11 of the United States Code. These chapter 11 cases are being jointly administered under the caption In re Alpha Natural Resources, Inc., et al. (Case No. 15-33896).

This Current Report on Form 8-K and the attachment hereto are being furnished pursuant to Item 2.02, “Results of Operations and Financial Condition,” in connection with Registrant’s delivery of the information contained in the attachment to certain of its creditors pursuant to the terms of Registrant’s debtor-in-possession financing arrangements. This information is being furnished in accordance with General Instruction B.2 of Form 8-K. The information contained in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. In addition, this information shall not be deemed incorporated by reference into any of the Registrant’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
Exhibit 99.1	Consolidated financial statements for fiscal year ended December 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.

Date: March 4, 2016	By:	/s/ Philip J. Cavatoni
Name: Philip J. Cavatoni
Title: Executive Vice President and Chief Financial & Strategy Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Consolidated financial statements for fiscal year ended December 31, 2015.